Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contact:	Ian Tanaka	Media Contact:	Wayne Kirihara
	VP, Treasury Manager		EVP, Chief Marketing Officer
	(808) 544-3646		(808) 544-3687
	ian.tanaka@centralpacificbank.com		wayne.kirihara@centralpacificbank.com

NEWS RELEASE

CENTRAL PACIFIC FINANCIAL CORP. REPORTS EARNINGS OF $15.8 MILLION
FOR THE FOURTH QUARTER AND $59.5 MILLION FOR THE 2018 YEAR

•	Net income of $15.8 million, or fully diluted EPS of $0.54 for the fourth quarter, representing an increase of 268.3% and 285.7%, respectively, from the year-ago quarter.

•	Net income of $59.5 million, or fully diluted EPS of $2.01 for the year, representing an increase of 44.4% and 50.0%, respectively, from last year.

•	ROA of 1.10% and ROE of 12.90% for the fourth quarter. ROA of 1.05% and ROE of 12.22% for the year.

•	Total loans increased by $100.3 million in the fourth quarter, or 2.5% sequentially and 8.2% year-over-year.

•	Net interest margin increased by 8 basis points in the fourth quarter and 1 basis point from the year-ago quarter.

HONOLULU, HI, January 30, 2019 – Central Pacific Financial Corp. (NYSE: CPF), (the "Company"), today reported net income in the fourth quarter of 2018 of $15.8 million, or diluted earnings per share ("EPS") of $0.54, compared to net income in the fourth quarter of 2017 of $4.3 million, or EPS of $0.14, and net income in the third quarter of 2018 of $15.2 million, or EPS of $0.52. Net income in the fourth quarter of 2017 included an estimated one-time, non-cash charge to income tax expense of $7.4 million, representing a $0.25 decrease in EPS, due to the revaluation of the Company's net deferred tax assets ("DTA") resulting from the reduction in the corporate Federal income tax rate in connection with the enactment of H.R.1, commonly referred to as the Tax Cuts and Jobs Act ("Tax Reform"). Net income for the year ended December 31, 2018 totaled $59.5 million, or diluted EPS of $2.01, compared to net income for the year ended December 31, 2017 of $41.2 million, or EPS of $1.34.

"We had a strong end to the year with significant loan growth and both ROA and ROE improvements. We plan to carry this momentum into 2019 as we drive forward our strategic initiatives to continue to enhance shareholder value." said Paul Yonamine, Chairman and Chief Executive Officer. "Strong loan growth has been a consistent driver of our performance throughout the year while our asset quality remained strong. Our solid financial performance in 2018 is reflective of the excellent team effort and dedication from our employees." said Catherine Ngo, President.

Central Pacific Financial Corp. Reports Earnings of $15.8 Million for the Fourth Quarter and $59.5 Million for the 2018 Year

In January 2019, the Company's Board of Directors declared a quarterly cash dividend of $0.21 per share on its outstanding common shares. The dividend will be payable on March 15, 2019 to shareholders of record at the close of business on February 28, 2019.

During the fourth quarter of 2018, the Company repurchased 305,867 shares of common stock, at a total cost of $8.1 million, or an average cost per share of $26.35. During the year ended December 31, 2018, the Company repurchased 1,155,157 shares of common stock, or approximately 3.8% of its common stock outstanding as of December 31, 2017. Total cost of the shares repurchased during the year ended December 31, 2018 was $32.8 million, or an average cost per share of $28.42. The Company's remaining repurchase authority under its common stock repurchase program at December 31, 2018 is $20.7 million. During the year ended December 31, 2018, the Company returned $57.0 million in capital to its shareholders through cash dividends and share repurchases.

Earnings Highlights
Net interest income for the fourth quarter of 2018 was $44.7 million, compared to $42.8 million in the year-ago quarter and $43.3 million in the previous quarter. Net interest margin for the fourth quarter of 2018 was 3.28%, compared to 3.27% in the year-ago quarter and 3.20% in the previous quarter. The increases in net interest income and net interest margin from the year-ago and sequential quarters were primarily due to growth in the loan portfolio, combined with increases in the yields earned on the loan and investment securities portfolios. In addition, the Company received $0.5 million in interest recoveries on nonaccrual loans during the current and year-ago quarters, compared to $0.2 million in the previous quarter. These increases were partially offset by higher deposit and borrowing costs from the year-ago period, primarily attributable to the recent increases in the federal funds rate. Rates paid on total interest-bearing deposits remained relatively flat from the previous quarter.

To improve net interest income and net interest margin, on December 17, 2018 and January 7, 2019, the Company redeemed in whole and at par, $20 million on each date (for an aggregate of $40 million) of floating rate trust preferred securities and the underlying floating rate junior subordinated debentures. The subordinated debentures were reported as long-term debt on the Company's balance sheet with a weighted average interest rate of 5.24%. After the redemptions, the Company has a total of $50 million of floating rate trust preferred securities and underlying floating rate junior subordinated debentures remaining, reported as long-term debt with a current weighted average interest rate of 5.01%.

Other operating income for the fourth quarter of 2018 totaled $9.4 million, compared to $9.0 million in the year-ago quarter and $10.8 million in the previous quarter. The increase from the year-ago quarter was primarily due to higher commissions and fees on investment services of $0.6 million (included in other service charges and fees) and lower amortization of mortgage servicing rights of $0.3 million (included in mortgage banking income). These increases were partially offset by a loss on sale of investment securities of $0.3 million in the current quarter, combined with a gain on sale of investment securities of $0.2 million in the year ago quarter, and lower income from bank-owned life insurance of $0.4 million. The sequential quarter decrease was primarily due to lower income from bank-owned life insurance of $0.8 million, lower income recovered on nonaccrual loans previously charged-off of $0.3 million (included in other), and the aforementioned loss on sale of investment securities of $0.3 million recorded during the quarter. The lower income from bank-owned life insurance was primarily attributable to the decline in the stock market during the fourth quarter, combined with death benefit income of $0.4 million recorded in the previous quarter.

Other operating expense for the fourth quarter of 2018 totaled $33.6 million, which decreased from $34.4 million in the year-ago quarter and decreased from $34.0 million in the previous quarter. The decrease from the year-ago and sequential quarters were primarily due to lower amortization of core deposit premium of $0.7 million as the intangible asset was fully amortized as of last quarter-end, or September 30, 2018. In addition, the Company recorded a net credit to the reserves for residential mortgage repurchase losses and unfunded loan commitments totaling $0.6 million (included in other) in the current quarter, compared to a net increase to the reserves totaling $0.1 million and $0.3 million (included in other) in the year-ago and previous quarters, respectively.

The efficiency ratio for the fourth quarter of 2018 was 62.21%, compared to 66.32% in the year-ago quarter and 62.84% in the previous quarter. The improvements in the efficiency ratio from the year-ago and sequential quarters were primarily due to the aforementioned improvements in net interest income and other operating expense.

In the fourth quarter of 2018, the Company recorded income tax expense of $6.0 million, compared to $13.4 million in the year-ago quarter and $5.0 million in the previous quarter. The effective tax rate for the fourth quarter of 2018 was 27.6%, compared to 75.7% in the year-ago quarter and 24.7% in the previous quarter. As previously discussed, income tax expense and effective tax rate in the fourth quarter of 2017 was impacted by the enactment of Tax Reform.

Central Pacific Financial Corp. Reports Earnings of $15.8 Million for the Fourth Quarter and $59.5 Million for the 2018 Year

Balance Sheet Highlights
Total assets at December 31, 2018 of $5.81 billion increased by $183.3 million, or 3.3% from December 31, 2017, and increased by $78.4 million, or 1.4% from September 30, 2018.

Total loans and leases at December 31, 2018 of $4.08 billion increased by $307.8 million, or 8.2% and $100.3 million, or 2.5% from December 31, 2017 and September 30, 2018, respectively. The increase in total loans and leases from December 31, 2017 was primarily attributable to strong organic growth in the Hawaii loan portfolios totaling $274.3 million, combined with a net increase in the U.S. mainland loan portfolios totaling $33.7 million. The increase in total loans and leases from the third quarter of 2018 was primarily due to strong organic growth in the Hawaii loan portfolios (excluding the Hawaii construction loan portfolio) totaling $88.3 million, combined with a net increase in the U.S. mainland loan portfolios totaling $13.6 million.

Total deposits at December 31, 2018 of $4.95 billion decreased by $9.9 million, or 0.2% from December 31, 2017, and decreased by $57.2 million, or 1.1% from September 30, 2018.  The year-over-year and sequential quarter declines in total deposits were primarily attributable to decreases in government time deposits of $55.8 million and $65.1 million, respectively. Core deposits, which include demand deposits, savings and money market deposits, and time deposits less than $100,000, totaled $4.02 billion at December 31, 2018.  This represents an increase of $24.7 million, or 0.6% from December 31, 2017, and remained relatively unchanged from September 30, 2018. The Company's loan-to-deposit ratio was 82.5% at December 31, 2018, compared to 76.1% at December 31, 2017 and 79.5% at September 30, 2018. During the quarter, short-term and long-term Federal Home Loan Bank borrowings increased to replace government time deposits and fund loan growth.

Asset Quality
Nonperforming assets at December 31, 2018 totaled $2.7 million, or 0.05% of total assets, compared to $3.6 million, or 0.06% of total assets at December 31, 2017, and $3.0 million, or 0.05% of total assets at September 30, 2018.

Loans delinquent for 90 days or more still accruing interest totaled $0.5 million at December 31, 2018, compared to $0.6 million and $0.3 million at December 31, 2017 and September 30, 2018, respectively.

Net recoveries in the fourth quarter of 2018 totaled $2.5 million, compared to net charge-offs of $1.0 million in the year-ago quarter, and net charge-offs of $1.3 million in the previous quarter. Net recoveries in the fourth quarter of 2018 included a $4.5 million recovery on a U.S. mainland land loan.

In the fourth quarter of 2018, the Company recorded a credit to the provision for loan and lease losses of $1.4 million, compared to a credit of $0.2 million in the year-ago quarter and a credit of $0.1 million in the previous quarter. The aforementioned $4.5 million recovery contributed to the credit to the provision for loan and lease losses in the current quarter. The allowance for loan and lease losses, as a percentage of total loans and leases at December 31, 2018 was 1.17%, compared to 1.33% at December 31, 2017 and 1.18% at September 30, 2018.

Capital
Total shareholders' equity was $491.7 million at December 31, 2018, compared to $500.0 million and $478.2 million at December 31, 2017 and September 30, 2018, respectively.

The Company maintained its strong capital position and its capital ratios continue to exceed the levels required to be considered a "well-capitalized" institution for regulatory purposes under Basel III. At December 31, 2018, the Company's leverage capital, tier 1 risk-based capital, total risk-based capital, and common equity tier 1 ratios were 9.9%, 13.5%, 14.7%, and 11.9%, respectively, compared to 10.3%, 14.2%, 15.4%, and 12.0%, respectively, at September 30, 2018. The decline in the ratios was primarily due to the aforementioned redemption of $20 million in floating rate trust preferred securities and the underlying floating rate junior subordinated debentures which was treated as capital.

Central Pacific Financial Corp. Reports Earnings of $15.8 Million for the Fourth Quarter and $59.5 Million for the 2018 Year

Non-GAAP Financial Measures
This press release contains certain references to financial measures that have been adjusted to exclude certain expenses and other specified items.  These financial measures differ from comparable measures calculated and presented in accordance with accounting principles generally accepted in the United States of America ("GAAP") in that they exclude unusual or non-recurring charges, losses, credits or gains.  This press release identifies the specific items excluded from the comparable GAAP financial measure in the calculation of each non-GAAP financial measure. Management believes that financial presentations excluding the impact of these items provide useful supplemental information that is important to a proper understanding of the Company's core business results by investors.  These presentations should not be viewed as a substitute for results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP financial measures presented by other companies.

Conference Call
The Company's management will host a conference call today at 1:00 p.m. Eastern Time (8:00 a.m. Hawaii Time) to discuss the quarterly results. Individuals are encouraged to listen to the live webcast of the presentation by visiting the investor relations page of the Company's website at http://ir.centralpacificbank.com. Alternatively, investors may participate in the live call by dialing 1-877-505-7644. A playback of the call will be available through March 2, 2019 by dialing 1-877-344-7529 (passcode: 10127971) and on the Company's website.

About Central Pacific Financial Corp.
Central Pacific Financial Corp. is a Hawaii-based bank holding company with approximately $5.8 billion in assets.  Central Pacific Bank, its primary subsidiary, operates 35 branches and 78 ATMs in the state of Hawaii, as of December 31, 2018.  For additional information, please visit the Company's website at http://www.centralpacificbank.com.

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Forward-Looking Statements
This document may contain forward-looking statements concerning projections of revenues, income/loss, earnings/loss per share, capital expenditures, dividends, capital structure, or other financial items, plans and objectives of management for future operations, future economic performance, or any of the assumptions underlying or relating to any of the foregoing.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts, and may include the words "believes," "plans," "expects," "anticipates," "forecasts," "intends," "hopes," "should," "estimates," or words of similar meaning.  While the Company believes that our forward-looking statements and the assumptions underlying them are reasonably based, such statements and assumptions are by their nature subject to risks and uncertainties, and thus could later prove to be inaccurate or incorrect.  Accordingly, actual results could materially differ from projections for a variety of reasons, to include, but not limited to:  the effect of, and our failure to comply with any regulatory orders or actions we are or may become subject to; oversupply of inventory and adverse conditions in the Hawaii and California real estate markets and any weakness in the construction industry;  adverse changes in the financial performance and/or condition of our borrowers and, as a result, increased loan delinquency rates,  deterioration in asset quality, and losses in our loan portfolio; the impact of local, national, and international economies and events (including political events, acts of war or terrorism, natural disasters such as wildfires, volcanoes, tsunamis and earthquakes) on the Company's business and operations and on tourism, the military and other major industries operating within the Hawaii market and any other markets in which the Company does business; deterioration or malaise in economic conditions, including destabilizing factors in the financial industry and deterioration of the real estate market, as well as the impact from any declining levels of consumer and business confidence in the state of the economy in general and in financial institutions in particular;  the impact of regulatory action on the Company and Central Pacific Bank and legislation affecting the financial services industry; failure to maintain effective internal control over financial reporting or disclosure controls and procedures; changes in estimates of future reserve requirements

Central Pacific Financial Corp. Reports Earnings of $15.8 Million for the Fourth Quarter and $59.5 Million for the 2018 Year

based upon the periodic review thereof under relevant regulatory and accounting requirements; the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act, other regulatory reform, and any related rules and regulations on our business operations and competitiveness; the costs and effects of legal and regulatory developments, including legal proceedings or regulatory or other governmental inquiries and proceedings and the resolution thereof, and the results of regulatory examinations or reviews;  the effects of the Tax Cuts and Jobs Act; the effects of and changes in trade, monetary and fiscal policies and laws, including the interest rate policies of the Board of Governors of the Federal Reserve System; inflation, interest rate, securities market and monetary fluctuations;  negative trends in our market capitalization and adverse changes in the price of the Company's common shares; changes in consumer spending, borrowings and savings habits; technological changes and developments; changes in the competitive environment among financial holding companies and other financial service providers, including fintech businesses; the effect of changes in accounting policies and practices, including changes as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters; changes in our capital position; our ability to attract and retain skilled directors, executives and employees; changes in our organization, compensation and benefit plans; and our success at managing the risks involved in any of the foregoing items. For further information on factors that could cause actual results to materially differ from projections, please see the Company's publicly available Securities and Exchange Commission filings, including the Company's Form 10-K and 10-K/A for the last fiscal year and, in particular, the discussion of "Risk Factors" set forth therein. The Company does not update any of its forward-looking statements except as required by law.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Financial Highlights
(Unaudited)	TABLE 1

	Three Months Ended					Year Ended
(Dollars in thousands,	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Dec 31,
except for per share amounts)	2018	2018	2018	2018	2017	2018	2017
CONDENSED INCOME STATEMENT
Net interest income	$44,679	$43,325	$42,672	$42,322	$42,824	$172,998	$167,703
Provision (credit) for loan and lease losses	(1,386)	(59)	532	(211)	(186)	(1,124)	(2,674)
Net interest income after provision (credit) for loan and lease losses	46,065	43,384	42,140	42,533	43,010	174,122	170,377
Total other operating income	9,400	10,820	9,630	8,954	9,043	38,804	36,496
Total other operating expense [1]	33,642	34,025	33,611	33,404	34,397	134,682	131,073
Income before taxes [1]	21,823	20,179	18,159	18,083	17,656	78,244	75,800
Income tax expense [1]	6,031	4,986	3,935	3,806	13,368	18,758	34,596
Net income	15,792	15,193	14,224	14,277	4,288	59,486	41,204
Basic earnings per common share	$0.54	$0.52	$0.48	$0.48	$0.14	$2.02	$1.36
Diluted earnings per common share	0.54	0.52	0.48	0.48	0.14	2.01	1.34
Dividends declared per common share	0.21	0.21	0.21	0.19	0.18	0.82	0.70

PERFORMANCE RATIOS
Return on average assets (ROA) [2]	1.10%	1.06%	1.00%	1.01%	0.31%	1.05%	0.75%
Return on average shareholders’ equity (ROE) [2]	12.90	12.54	11.83	11.60	3.35	12.22	8.03
Return on average tangible shareholders’ equity (ROTE) [2]	12.90	12.55	11.85	11.64	3.37	12.24	8.08
Average shareholders’ equity to average assets	8.53	8.49	8.49	8.73	9.12	8.56	9.32
Efficiency ratio [1] [3]	62.21	62.84	64.26	65.15	66.32	63.59	64.19
Net interest margin (NIM) [2]	3.28	3.20	3.20	3.21	3.27	3.22	3.28
Dividend payout ratio [4]	38.89	40.38	43.75	39.58	128.57	40.80	52.24

SELECTED AVERAGE BALANCES
Average loans and leases, including loans held for sale	$4,022,376	$3,941,511	$3,836,739	$3,789,338	$3,719,684	$3,898,250	$3,622,033
Average interest-earning assets	5,451,052	5,418,924	5,376,115	5,334,276	5,279,360	5,395,477	5,182,832
Average assets	5,739,228	5,709,825	5,663,697	5,638,205	5,605,728	5,688,076	5,511,006
Average deposits	4,938,560	5,063,061	5,041,164	5,000,108	4,936,743	5,010,698	4,849,153
Average interest-bearing liabilities	3,769,920	3,802,028	3,776,053	3,746,012	3,686,222	3,773,647	3,631,886
Average shareholders’ equity	489,510	484,737	480,985	492,184	511,277	486,841	513,416
Average tangible shareholders' equity	489,510	484,391	479,959	490,453	508,886	486,071	510,029

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Financial Highlights
(Unaudited)	TABLE 1 (CONTINUED)

	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
(dollars in thousands)	2018	2018	2018	2018	2017
REGULATORY CAPITAL
Central Pacific Financial Corp.
Leverage capital	$570,260	$590,627	$586,799	$579,221	$578,607
Tier 1 risk-based capital	570,260	590,627	586,799	579,221	578,607
Total risk-based capital	619,419	639,157	636,755	629,179	628,068
Common equity tier 1 capital	500,260	500,627	496,799	489,221	490,861
Central Pacific Bank
Leverage capital	533,166	571,949	569,128	568,409	565,412
Tier 1 risk-based capital	533,166	571,949	569,128	568,409	565,412
Total risk-based capital	582,325	620,479	619,084	618,240	614,732
Common equity tier 1 capital	533,166	571,949	569,128	568,409	565,412

REGULATORY CAPITAL RATIOS
Central Pacific Financial Corp.
Leverage capital ratio	9.9%	10.3%	10.3%	10.3%	10.4%
Tier 1 risk-based capital ratio	13.5	14.2	14.4	14.5	14.7
Total risk-based capital ratio	14.7	15.4	15.7	15.8	15.9
Common equity tier 1 capital ratio	11.9	12.0	12.2	12.3	12.4
Central Pacific Bank
Leverage capital ratio	9.3	10.0	10.0	10.1	10.1
Tier 1 risk-based capital ratio	12.7	13.8	14.0	14.3	14.4
Total risk-based capital ratio	13.8	15.0	15.3	15.5	15.6
Common equity tier 1 capital ratio	12.7	13.8	14.0	14.3	14.4

	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
(dollars in thousands, except for per share amounts)	2018	2018	2018	2018	2017
BALANCE SHEET
Loans and leases	$4,078,366	$3,978,027	$3,881,581	$3,816,146	$3,770,615
Total assets	5,807,026	5,728,640	5,681,519	5,651,287	5,623,708
Total deposits	4,946,490	5,003,680	4,979,099	4,980,431	4,956,354
Long-term debt	122,166	92,785	92,785	92,785	92,785
Total shareholders’ equity	491,725	478,151	480,668	484,108	500,011
Total shareholders’ equity to total assets	8.47%	8.35%	8.46%	8.57%	8.89%
Tangible common equity to tangible assets [5]	8.47%	8.35%	8.45%	8.54%	8.86%

ASSET QUALITY
Allowance for loan and lease losses	$47,916	$46,826	$48,181	$49,217	$50,001
Non-performing assets	2,737	3,026	3,509	3,438	3,626
Allowance to loans and leases outstanding	1.17%	1.18%	1.24%	1.29%	1.33%
Allowance to non-performing assets	1,750.68%	1,547.46%	1,373.07%	1,431.56%	1,378.96%

PER SHARE OF COMMON STOCK OUTSTANDING
Book value per common share	$16.97	$16.34	$16.30	$16.30	$16.65
Tangible book value per common share	16.97	16.34	16.28	16.25	16.59

[1] Financial information for prior quarters has been revised to reflect the reclassification of amortization of investments in low-income housing tax credit (LIHTC) partnerships from total other operating expense to income tax expense, in connection with a change in accounting policy adopted in the fourth quarter of 2018 related to the Company's investments in LIHTC partnerships.

[2] ROA, ROE and ROTE are annualized based on a 30/360 day convention. Annualized net interest income and expense in the NIM calculation are based on the day count interest payment conventions at the interest-earning asset or interest-bearing liability level (i.e. 30/360, actual/actual).

[3] Efficiency ratio is defined as total operating expense divided by total revenue (net interest income and total other operating income).
[4] Dividend payout ratio is defined as dividends declared per share divided by diluted earnings per share.
[5] The tangible common equity ratio is a non-GAAP measure which should be read in conjunction with the Company’s GAAP financial information. Comparison of our ratio with those of other companies may not be possible because other companies may calculate the ratio differently. See Reconciliation of Non-GAAP Financial Measures in Table 2.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures
(Unaudited)	TABLE 2

The following table sets forth a reconciliation of our tangible common equity ratio for each of the dates indicated:

	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands)	2018	2018	2018	2018	2017
Tangible Common Equity Ratio:
Total shareholders’ equity	$491,725	$478,151	$480,668	$484,108	$500,011
Less: Other intangible assets	—	—	(669)	(1,337)	(2,006)
Tangible common equity	$491,725	$478,151	$479,999	$482,771	$498,005

Total assets	$5,807,026	$5,728,640	$5,681,519	$5,651,287	$5,623,708
Less: Other intangible assets	—	—	(669)	(1,337)	(2,006)
Tangible assets	$5,807,026	$5,728,640	$5,680,850	$5,649,950	$5,621,702

Tangible common equity to tangible assets	8.47%	8.35%	8.45%	8.54%	8.86%

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Consolidated Balance Sheets
(Unaudited)	TABLE 3

	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
(Dollars in thousands, except share data)	2018	2018	2018	2018	2017
ASSETS
Cash and due from financial institutions	$80,569	$82,668	$75,547	$59,905	$75,318
Interest-bearing deposits in other financial institutions	21,617	7,051	13,948	5,875	6,975
Investment securities:
Available-for-sale debt securities, at fair value [1]	1,205,478	1,233,002	1,279,969	1,326,092	1,304,066
Held-to-maturity debt securities, at fair value of: $144,272 at December 31, 2018, $146,466 at September 30, 2018, $152,330 at June 30, 2018, $171,399 at March 31, 2018, and $189,201 at December 31, 2017	148,508	152,852	158,156	177,078	191,753
Equity securities, at fair value [1]	826	885	844	753	825
Total investment securities	1,354,812	1,386,739	1,438,969	1,503,923	1,496,644
Loans held for sale	6,647	4,460	9,096	7,492	16,336
Loans and leases	4,078,366	3,978,027	3,881,581	3,816,146	3,770,615
Less allowance for loan and lease losses	47,916	46,826	48,181	49,217	50,001
Loans and leases, net of allowance for loan and lease losses	4,030,450	3,931,201	3,833,400	3,766,929	3,720,614
Premises and equipment, net	45,285	46,184	47,004	47,436	48,348
Accrued interest receivable	17,000	16,755	16,606	16,070	16,581
Investment in unconsolidated subsidiaries	14,008	15,283	9,362	6,478	7,088
Other real estate owned	414	414	595	595	851
Mortgage servicing rights	15,596	15,634	15,756	15,821	15,843
Core deposit premium	—	—	669	1,337	2,006
Bank-owned life insurance	157,440	157,085	156,945	156,611	156,293
Federal Home Loan Bank stock	16,645	10,965	10,246	9,007	7,761
Other assets	46,543	54,201	53,376	53,808	53,050
Total assets	$5,807,026	$5,728,640	$5,681,519	$5,651,287	$5,623,708
LIABILITIES AND EQUITY
Deposits:
Noninterest-bearing demand	$1,436,967	$1,403,534	$1,365,010	$1,349,029	$1,395,556
Interest-bearing demand	954,011	935,130	952,991	946,464	933,054
Savings and money market	1,448,257	1,503,465	1,502,284	1,533,483	1,481,876
Time	1,107,255	1,161,551	1,158,814	1,151,455	1,145,868
Total deposits	4,946,490	5,003,680	4,979,099	4,980,431	4,956,354
Federal Home Loan Bank advances and other short-term borrowings	197,000	105,000	87,000	56,000	32,000
Long-term debt	122,166	92,785	92,785	92,785	92,785
Other liabilities	49,645	49,024	41,967	37,963	42,534
Total liabilities	5,315,301	5,250,489	5,200,851	5,167,179	5,123,673
Equity:
Preferred stock, no par value, authorized 1,000,000 shares; issued and outstanding none at: December 31, 2018, September 30, 2018, June 30, 2018, March 31, 2018, and December 31, 2017	—	—	—	—	—
Common stock, no par value, authorized 185,000,000 shares; issued and outstanding: 28,967,715 at December 31, 2018, 29,270,398 at September 30, 2018, 29,489,954 at June 30, 2018, 29,707,122 at March 31, 2018, and 30,024,222 at December 31, 2017	470,660	478,721	485,402	493,794	503,988
Additional paid-in capital	88,876	87,939	86,949	86,497	86,098
Accumulated deficit	(51,718)	(61,406)	(70,435)	(78,454)	(89,036)
Accumulated other comprehensive income (loss)	(16,093)	(27,103)	(21,248)	(17,729)	(1,039)
Total shareholders' equity	491,725	478,151	480,668	484,108	500,011
Non-controlling interest	—	—	—	—	24
Total equity	491,725	478,151	480,668	484,108	500,035
Total liabilities and equity	$5,807,026	$5,728,640	$5,681,519	$5,651,287	$5,623,708

[1] Financial information for prior quarters has been revised to reflect the impact of the adoption of ASU 2016-01, Financial Instruments - Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited)	TABLE 4

	Three Months Ended					Year Ended
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Dec 31,
(Dollars in thousands, except per share data)	2018	2018	2018	2018	2017	2018	2017
Interest income:
Interest and fees on loans and leases	$42,836	$40,531	$38,699	$37,390	$37,447	$159,456	$144,224
Interest and dividends on investment securities:
Taxable investment securities	8,451	8,490	8,717	8,843	8,777	34,501	33,933
Tax-exempt investment securities	910	920	933	933	955	3,696	3,874
Dividend income on investment securities	17	26	3	15	13	61	49
Interest on deposits in other financial institutions	55	109	117	84	58	365	356
Dividend income on Federal Home Loan Bank stock	70	60	40	45	26	215	126
Total interest income	52,339	50,136	48,509	47,310	47,276	198,294	182,562
Interest expense:
Interest on deposits:
Demand	180	181	193	180	170	734	641
Savings and money market	579	593	459	369	302	2,000	1,099
Time	4,567	4,744	4,034	3,425	2,967	16,770	9,457
Interest on short-term borrowings	999	146	48	43	97	1,236	183
Interest on long-term debt	1,335	1,147	1,103	971	916	4,556	3,479
Total interest expense	7,660	6,811	5,837	4,988	4,452	25,296	14,859
Net interest income	44,679	43,325	42,672	42,322	42,824	172,998	167,703
Provision (credit) for loan and lease losses ("Provision")	(1,386)	(59)	532	(211)	(186)	(1,124)	(2,674)
Net interest income after Provision	46,065	43,384	42,140	42,533	43,010	174,122	170,377
Other operating income:
Mortgage banking income (refer to Table 5)	1,770	1,923	1,775	1,847	1,531	7,315	6,962
Service charges on deposit accounts	2,237	2,189	1,977	2,003	2,130	8,406	8,468
Other service charges and fees	3,426	3,286	3,377	3,034	2,532	13,123	11,518
Income from fiduciary activities	1,113	1,159	1,017	956	935	4,245	3,674
Equity in earnings of unconsolidated subsidiaries	82	71	37	43	214	233	602
Fees on foreign exchange	197	220	277	211	135	905	529
Net gains (losses) on sales of investment securities	(279)	—	—	—	230	(279)	(1,410)
Income from bank-owned life insurance	243	1,055	501	318	614	2,117	3,388
Loan placement fees	215	115	220	197	170	747	536
Net gains on sales of foreclosed assets	—	—	—	—	—	—	205
Other (refer to Table 5)	396	802	449	345	552	1,992	2,024
Total other operating income	9,400	10,820	9,630	8,954	9,043	38,804	36,496
Other operating expense:
Salaries and employee benefits	19,053	19,011	18,783	18,505	18,759	75,352	72,286
Net occupancy	3,649	3,488	3,360	3,266	3,418	13,763	13,571
Equipment	1,079	1,048	1,044	1,068	1,007	4,239	3,785
Amortization of core deposit premium	—	669	668	669	668	2,006	2,674
Communication expense	863	903	746	898	924	3,410	3,659
Legal and professional services	2,212	1,528	1,769	1,821	2,091	7,330	7,724
Computer software expense	2,597	2,672	2,305	2,267	2,404	9,841	9,192
Advertising expense	834	612	617	612	1,000	2,675	2,408
Foreclosed asset expense	37	212	31	294	28	574	151
Other (refer to Table 5) [1]	3,318	3,882	4,288	4,004	4,098	15,492	15,623
Total other operating expense [1]	33,642	34,025	33,611	33,404	34,397	134,682	131,073
Income before income taxes [1]	21,823	20,179	18,159	18,083	17,656	78,244	75,800
Income tax expense [1]	6,031	4,986	3,935	3,806	13,368	18,758	34,596
Net income	$15,792	$15,193	$14,224	$14,277	$4,288	$59,486	$41,204
Per common share data:
Basic earnings per share	$0.54	$0.52	$0.48	$0.48	$0.14	$2.02	$1.36
Diluted earnings per share	0.54	0.52	0.48	0.48	0.14	2.01	1.34
Cash dividends declared	0.21	0.21	0.21	0.19	0.18	0.82	0.70
Basic weighted average shares outstanding	29,033,261	29,297,465	29,510,175	29,807,572	30,027,366	29,409,683	30,400,511
Diluted weighted average shares outstanding	29,217,480	29,479,812	29,714,942	30,041,351	30,271,910	29,609,907	30,638,140

[1] Financial information for prior quarters has been revised to reflect the reclassification of amortization of investments in LIHTC partnerships from total other operating expense to income tax expense, in connection with a change in accounting policy adopted in the fourth quarter of 2018 related to the Company's investments in LIHTC partnerships.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Other Operating Income and Other Operating Expense - Detail
(Unaudited)	TABLE 5

The following table sets forth the components of mortgage banking income for the periods indicated:

	Three Months Ended					Year Ended
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	December 31,
(Dollars in thousands)	2018	2018	2018	2018	2017	2018	2017
Mortgage banking income:
Loan servicing fees	$1,290	$1,269	$1,289	$1,311	$1,316	$5,159	$5,337
Amortization of mortgage servicing rights	(446)	(519)	(437)	(457)	(745)	(1,859)	(2,288)
Net gains on sales of residential mortgage loans	1,072	1,082	959	972	968	4,085	4,069
Unrealized gains (losses) on loans-held-for-sale and interest rate locks	(146)	91	(36)	21	(8)	(70)	(156)
Total mortgage banking income	$1,770	$1,923	$1,775	$1,847	$1,531	$7,315	$6,962

The following table sets forth the components of other operating income - other for the periods indicated:

	Three Months Ended					Year Ended
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	December 31,
(Dollars in thousands)	2018	2018	2018	2018	2017	2018	2017
Other operating income - other:
Income recovered on nonaccrual loans previously charged-off	$99	$395	$130	$96	$156	$720	$767
Other recoveries	25	101	49	46	26	221	149
Commissions on sale of checks	79	79	84	86	83	328	341
Other	193	227	186	117	287	723	767
Total other operating income - other	$396	$802	$449	$345	$552	$1,992	$2,024

The following table sets forth the components of other operating expense - other for the periods indicated:

	Three Months Ended					Year Ended
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	December 31,
(Dollars in thousands)	2018	2018	2018	2018	2017	2018	2017
Other operating expense - other:
Charitable contributions	$138	$166	$131	$200	$165	$635	$593
FDIC insurance assessment	427	437	434	434	438	1,732	1,724
Miscellaneous loan expenses	339	403	324	299	288	1,365	1,144
ATM and debit card expenses	613	686	698	648	495	2,645	1,961
Armored car expenses	238	185	233	166	241	822	873
Entertainment and promotions	445	185	273	159	438	1,062	1,660
Stationery and supplies	271	206	236	201	202	914	814
Directors’ fees and expenses	263	263	283	231	209	1,040	874
Provision (credit) for residential mortgage loan repurchase losses	(181)	331	—	—	209	150	209
Increase (decrease) to the reserve for unfunded commitments	(461)	(71)	66	41	(101)	(425)	94
Other	1,226	1,091	1,610	1,625	1,514	5,552	5,677
Total other operating expense - other [1]	$3,318	$3,882	$4,288	$4,004	$4,098	$15,492	$15,623

[1] Financial information for prior quarters has been revised to reflect the reclassification of amortization of investments in LIHTC partnerships from total other operating expense to income tax expense, in connection with a change in accounting policy adopted in the fourth quarter of 2018 related to the Company's investments in LIHTC partnerships.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Average Balances, Interest Income & Expense, Yields and Rates (Taxable Equivalent)
(Unaudited)	TABLE 6

	Three Months Ended			Three Months Ended			Three Months Ended
	December 31, 2018			September 30, 2018			December 31, 2017
	Average	Average		Average	Average		Average	Average
(Dollars in thousands)	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest
ASSETS
Interest-earning assets:
Interest-bearing deposits in other financial institutions	$9,393	2.29%	$55	$22,057	1.97%	$109	$17,944	1.27%	$58
Investment securities, excluding valuation allowance:
Taxable	1,243,226	2.72	8,468	1,284,411	2.65	8,516	1,367,530	2.57	8,790
Tax-exempt [1]	161,935	2.84	1,152	163,172	2.86	1,165	166,665	3.53	1,469
Total investment securities	1,405,161	2.74	9,620	1,447,583	2.67	9,681	1,534,195	2.67	10,259
Loans and leases, including loans held for sale	4,022,376	4.24	42,836	3,941,511	4.09	40,531	3,719,684	4.01	37,447
Federal Home Loan Bank stock	14,122	1.98	70	7,773	3.11	60	7,537	1.38	26
Total interest-earning assets	5,451,052	3.84	52,581	5,418,924	3.70	50,381	5,279,360	3.61	47,790
Noninterest-earning assets	288,176			290,901			326,368
Total assets	$5,739,228			$5,709,825			$5,605,728

LIABILITIES AND EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	$923,810	0.08%	$180	$933,405	0.08%	$181	$916,957	0.07%	$170
Savings and money market deposits	1,459,326	0.16	579	1,524,121	0.15	593	1,492,707	0.08	302
Time deposits under $100,000	176,669	0.60	265	177,108	0.53	236	183,234	0.43	198
Time deposits $100,000 and over	940,348	1.81	4,302	1,049,446	1.70	4,508	974,163	1.13	2,769
Total interest-bearing deposits	3,500,153	0.60	5,326	3,684,080	0.59	5,518	3,567,061	0.38	3,439
Federal Home Loan Bank advances and other short-term borrowings	157,299	2.52	999	25,163	2.30	146	26,376	1.45	97
Long-term debt	112,468	4.71	1,335	92,785	4.90	1,147	92,785	3.92	916
Total interest-bearing liabilities	3,769,920	0.81	7,660	3,802,028	0.71	6,811	3,686,222	0.48	4,452
Noninterest-bearing deposits	1,438,407			1,378,981			1,369,682
Other liabilities	41,391			44,079			38,523
Total liabilities	5,249,718			5,225,088			5,094,427
Shareholders’ equity	489,510			484,737			511,277
Non-controlling interest	—			—			24
Total equity	489,510			484,737			511,301
Total liabilities and equity	$5,739,228			$5,709,825			$5,605,728

Net interest income			$44,921			$43,570			$43,338

Interest rate spread		3.03%			2.99%			3.13%

Net interest margin		3.28%			3.20%			3.27%

[1] Interest income and resultant yield information for tax-exempt investment securities is expressed on a taxable-equivalent basis using a federal statutory tax rate of 21% effective January 1, 2018 and 35% for all prior periods.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Average Balances, Interest Income & Expense, Yields and Rates (Taxable Equivalent)
(Unaudited)	TABLE 7

	Year Ended			Year Ended
	December 31, 2018			December 31, 2017
	Average	Average		Average	Average
(Dollars in thousands)	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest
ASSETS
Interest-earning assets:
Interest-bearing deposits in other financial institutions	$20,104	1.81%	$365	$33,012	1.08%	$356
Investment securities, excluding valuation allowance:
Taxable	1,304,523	2.65	34,562	1,351,436	2.51	33,982
Tax-exempt [1]	163,610	2.86	4,678	169,318	3.52	5,960
Total investment securities	1,468,133	2.67	39,240	1,520,754	2.63	39,942
Loans and leases, including loans held for sale	3,898,250	4.09	159,456	3,622,033	3.98	144,224
Federal Home Loan Bank stock	8,990	2.40	215	7,033	1.79	126
Total interest-earning assets	5,395,477	3.69	199,276	5,182,832	3.56	184,648
Noninterest-earning assets	292,599			328,174
Total assets	$5,688,076			$5,511,006

LIABILITIES AND EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	$936,034	0.08%	$734	$901,171	0.07%	$641
Savings and money market deposits	1,494,658	0.13	2,000	1,449,379	0.08	1,099
Time deposits under $100,000	177,936	0.51	910	188,951	0.40	758
Time deposits $100,000 and over	1,016,643	1.56	15,860	984,069	0.88	8,699
Total interest-bearing deposits	3,625,271	0.54	19,504	3,523,570	0.32	11,197
Federal Home Loan Bank advances and other short-term borrowings	50,630	2.44	1,236	15,531	1.18	183
Long-term debt	97,746	4.66	4,556	92,785	3.75	3,479
Total interest-bearing liabilities	3,773,647	0.67	25,296	3,631,886	0.41	14,859
Noninterest-bearing deposits	1,385,427			1,325,583
Other liabilities	42,157			40,097
Total liabilities	5,201,231			4,997,566
Shareholders’ equity	486,841			513,416
Non-controlling interest	4			24
Total equity	486,845			513,440
Total liabilities and equity	$5,688,076			$5,511,006

Net interest income			$173,980			$169,789

Interest rate spread		3.02%			3.15%

Net interest margin		3.22%			3.28%

[1] Interest income and resultant yield information for tax-exempt investment securities is expressed on a taxable-equivalent basis using a federal statutory tax rate of 21% effective January 1, 2018 and 35% for all prior periods.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Loans and Leases by Geographic Distribution
(Unaudited)	TABLE 8

	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands)	2018	2018	2018	2018	2017
HAWAII:
Commercial, financial and agricultural	$439,112	$427,047	$411,687	$413,181	$400,529
Real estate:
Construction	64,654	66,286	64,457	59,136	61,643
Residential mortgage	1,428,205	1,392,669	1,377,219	1,351,488	1,341,221
Home equity	468,966	455,599	430,870	425,509	412,230
Commercial mortgage	861,086	845,864	829,647	816,160	807,009
Consumer	357,908	345,785	332,040	325,452	322,713
Leases	124	170	223	285	362
Total loans and leases	3,620,055	3,533,420	3,446,143	3,391,211	3,345,707
Allowance for loan and lease losses	(42,993)	(41,991)	(43,212)	(43,939)	(44,779)
Net loans and leases	$3,577,062	$3,491,429	$3,402,931	$3,347,272	$3,300,928

U.S. MAINLAND:
Commercial, financial and agricultural	$142,548	$138,317	$111,608	$103,299	$103,490
Real estate:
Construction	2,273	2,355	2,437	2,517	2,597
Residential mortgage	—	—	—	—	—
Home equity	—	—	—	—	—
Commercial mortgage	179,192	187,586	188,543	189,668	170,788
Consumer	134,298	116,349	132,850	129,451	148,033
Leases	—	—	—	—	—
Total loans and leases	458,311	444,607	435,438	424,935	424,908
Allowance for loan and lease losses	(4,923)	(4,835)	(4,969)	(5,278)	(5,222)
Net loans and leases	$453,388	$439,772	$430,469	$419,657	$419,686

TOTAL:
Commercial, financial and agricultural	$581,660	$565,364	$523,295	$516,480	$504,019
Real estate:
Construction	66,927	68,641	66,894	61,653	64,240
Residential mortgage	1,428,205	1,392,669	1,377,219	1,351,488	1,341,221
Home equity	468,966	455,599	430,870	425,509	412,230
Commercial mortgage	1,040,278	1,033,450	1,018,190	1,005,828	977,797
Consumer	492,206	462,134	464,890	454,903	470,746
Leases	124	170	223	285	362
Total loans and leases	4,078,366	3,978,027	3,881,581	3,816,146	3,770,615
Allowance for loan and lease losses	(47,916)	(46,826)	(48,181)	(49,217)	(50,001)
Net loans and leases	$4,030,450	$3,931,201	$3,833,400	$3,766,929	$3,720,614

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Deposits
(Unaudited)	TABLE 9

	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands)	2018	2018	2018	2018	2017
Noninterest-bearing demand	$1,436,967	$1,403,534	$1,365,010	$1,349,029	$1,395,556
Interest-bearing demand	954,011	935,130	952,991	946,464	933,054
Savings and money market	1,448,257	1,503,465	1,502,284	1,533,483	1,481,876
Time deposits less than $100,000	176,707	174,920	175,695	177,999	180,748
Core deposits	4,015,942	4,017,049	3,995,980	4,006,975	3,991,234

Government time deposits	631,293	696,349	727,087	703,467	687,052
Other time deposits $100,000 to $250,000	106,783	104,339	100,971	97,800	101,560
Other time deposits greater than $250,000	192,472	185,943	155,061	172,189	176,508
Total time deposits $100,000 and over	930,548	986,631	983,119	973,456	965,120
Total deposits	$4,946,490	$5,003,680	$4,979,099	$4,980,431	$4,956,354

CENTRAL PACIFIC FINANCIAL CORP AND SUBSIDIARIES
Nonperforming Assets, Past Due and Restructured Loans
(Unaudited)	TABLE 10

	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
(Dollars in thousands)	2018	2018	2018	2018	2017
Nonaccrual loans (including loans held for sale):
Real estate:
Residential mortgage	$2,048	$2,197	$2,400	$2,184	$2,280
Home equity	275	415	514	659	416
Commercial mortgage	—	—	—	—	79
Total nonaccrual loans	2,323	2,612	2,914	2,843	2,775

Other real estate owned ("OREO"):
Real estate:
Residential mortgage	414	414	595	595	851
Total OREO	414	414	595	595	851
Total nonperforming assets ("NPAs")	2,737	3,026	3,509	3,438	3,626

Loans delinquent for 90 days or more still accruing interest:
Real estate:
Residential mortgage	—	—	279	—	49
Home equity	298	—	—	—	—
Consumer	238	333	362	417	515
Total loans delinquent for 90 days or more still accruing interest	536	333	641	417	564

Restructured loans still accruing interest:
Commercial, financial and agricultural	220	388	423	457	491
Real estate:
Residential mortgage	7,330	9,747	9,621	10,555	10,677
Commercial mortgage	1,036	1,145	1,253	1,360	1,466
Total restructured loans still accruing interest	8,586	11,280	11,297	12,372	12,634
Total NPAs and loans delinquent for 90 days or more and restructured loans still accruing interest	$11,859	$14,639	$15,447	$16,227	$16,824

Total nonaccrual loans as a percentage of loans and leases	0.06%	0.07%	0.08%	0.07%	0.07%
Total NPAs as a percentage of loans and leases and OREO	0.07%	0.08%	0.09%	0.09%	0.10%
Total NPAs and loans delinquent for 90 days or more still accruing interest as a percentage of loans and leases and OREO	0.08%	0.08%	0.11%	0.10%	0.11%
Total NPAs and loans delinquent for 90 days or more and restructured loans still accruing interest as a percentage of loans and leases and OREO	0.29%	0.37%	0.40%	0.43%	0.45%

Quarter-to-quarter changes in NPAs:
Balance at beginning of quarter	$3,026	$3,509	$3,438	$3,626	$5,970
Additions	—	—	330	263	107
Reductions:
Payments	(154)	(121)	(37)	(155)	(2,060)
Return to accrual status	(135)	(181)	(222)	—	(391)
Sales of NPAs	—	—	—	(40)	—
Charge-offs/valuation adjustments	—	(181)	—	(256)	—
Total reductions	(289)	(483)	(259)	(451)	(2,451)
Balance at end of quarter	$2,737	$3,026	$3,509	$3,438	$3,626

CENTRAL PACIFIC FINANCIAL CORP AND SUBSIDIARIES
Allowance for Loan and Lease Losses
(Unaudited)	TABLE 11

	Three Months Ended					Year Ended
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	December 31,
(Dollars in thousands)	2018	2018	2018	2018	2017	2018	2017
Allowance for loan and lease losses:
Balance at beginning of period	$46,826	$48,181	$49,217	$50,001	$51,217	$50,001	$56,631

Provision (credit) for loan and lease losses	(1,386)	(59)	532	(211)	(186)	(1,124)	(2,674)

Charge-offs:
Commercial, financial and agricultural	881	731	742	498	438	2,852	1,704
Real estate:
Residential mortgage	—	—	—	—	73	—	73
Consumer	1,899	1,762	1,729	1,933	1,618	7,323	6,294
Total charge-offs	2,780	2,493	2,471	2,431	2,129	10,175	8,071

Recoveries:
Commercial, financial and agricultural	186	578	295	144	690	1,203	1,366
Real estate:
Construction	4,554	6	6	1,193	52	5,759	169
Residential mortgage	106	51	21	26	22	204	879
Home equity	9	6	9	3	9	27	44
Commercial mortgage	—	8	29	15	11	52	157
Consumer	401	548	543	477	315	1,969	1,500
Total recoveries	5,256	1,197	903	1,858	1,099	9,214	4,115
Net charge-offs (recoveries)	(2,476)	1,296	1,568	573	1,030	961	3,956
Balance at end of period	$47,916	$46,826	$48,181	$49,217	$50,001	$47,916	$50,001

Average loans and leases, net of deferred costs	$4,022,376	$3,941,511	$3,836,739	$3,789,338	$3,719,684	$3,898,250	$3,622,033

Annualized ratio of net charge-offs to average loans and leases	(0.25)%	0.13%	0.16%	0.06%	0.11%	0.02%	0.11%

Ratio of allowance for loan and lease losses to loans and leases	1.17%	1.18%	1.24%	1.29%	1.33%	1.17%	1.33%